Exhibit 99.1

FOR IMMEDIATE RELEASE

BLOCKBUSTER TO LAUNCH CASH TENDER OFFER

FOR HOLLYWOOD ENTERTAINMENT

Company Reiterates Willingness to Consider Higher Price if Hollywood Board Cooperates and Allows

Review of Financial and Other Information

Dallas, Dec. 28, 2004– Blockbuster Inc. (NYSE: BBI, BBI.B) today announced that it intends to commence a cash tender offer by mid-January to purchase all of the outstanding shares of Hollywood Entertainment Corporation (Nasdaq: HLYW) for $11.50 per share in cash, if Blockbuster is unable to obtain substantial cooperation from Hollywood’s Board of Directors that is likely to lead to an agreement for an acquisition of Hollywood by Blockbuster. Importantly, Blockbuster also reiterated its willingness to consider a higher price if Hollywood’s Board cooperates and if the financial and other information sought from Hollywood support such an increase. Blockbuster has not been given access to such Hollywood information. Following the completion of any tender offer, Blockbuster intends to acquire any shares not purchased in the tender at the same per share cash price paid in the tender offer, pursuant to a merger by a subsidiary of Blockbuster with and into Hollywood.

Blockbuster’s proposal represents a substantial premium over the price provided in the current merger agreement between Hollywood and the buying group comprised of Leonard Green Partners and Hollywood’s chairman, Mark Wattles, which is valued at $10.25 per share. The total value of the Blockbuster transaction, including Hollywood’s debt, would be approximately $1 billion. The proposed transaction would be immediately accretive to Blockbuster’s earnings per share and cash flow.

“We believe that the proposal Blockbuster is prepared to make is clearly in the best interests of Hollywood and Blockbuster shareholders as well as consumers,” said John Antioco, Blockbuster Chairman and CEO. “Additionally, as we have said before, we believe the proposed transaction will better position Blockbuster to compete in the rapidly changing home entertainment marketplace.”

The tender offer will be subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR”), the termination of Hollywood’s existing merger agreement for the Leonard Green Partners transaction, certain actions to ensure that the Oregon control share acquisition statute and business combination statute are not applicable to Blockbuster following the tender offer, and the receipt of funds under Blockbuster’s financing arrangements that are being put in place for the tender offer.

Blockbuster believes it should obtain the necessary regulatory approvals to complete the transaction expeditiously and intends to quickly make its necessary filings under HSR.

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“Blockbuster believes that this proposed acquisition is pro-competitive, “ said Antioco. “In recent years, the home entertainment landscape has broadened considerably. Blockbuster today faces strong competitive challenges from the aggressive sale of DVDs by mass merchants and online retailers, as well as increasing penetration by premium cable and satellite services. Additionally, we believe the strength of competition from these and other emerging sources, such as video-on-demand and computer downloading, is likely to increase significantly in the future.”

Blockbuster believes the combination with Hollywood will allow it to provide a better overall customer experience. Blockbuster has taken important steps to deal with increasing competition by expanding its in-store offerings to include movie and game trading, store-in-store game boutiques, and an increased retail selection of both new and used movies and games. The Company has also begun giving consumers new ways to rent through in-store movie, in-store game and online DVD rental subscription programs, which offer no due dates, no late fees and an unlimited number of movie and game rentals, up to three at a time, depending on the program, for one low monthly fee. Additionally, Blockbuster recently reduced its online rental program to $14.99 per month and, in a groundbreaking move, eliminated late fees for all U.S. company-operated stores as of Jan.1, 2005. As a result of the elimination of late fees, which in effect decreases its rental prices, Blockbuster previously announced its plans to reduce 2005 capital expenditures through fewer store openings and remodels. An acquisition of Hollywood would allow Blockbuster to immediately accelerate its plans to bring its expanded array of offerings to more consumers through an accretive acquisition of stores.

Blockbuster has retained Citigroup, Credit Suisse First Boston and JPMorgan to act as financial advisors for the transaction and has received a financing commitment from JPMorgan, Credit Suisse First Boston and Citigroup for the funds necessary to complete the tender offer, as described.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. A SOLICITATION OR OFFER TO BUY HOLLYWOOD’S COMMON STOCK MAY BE MADE, IF AT ALL, PURSUANT TO A TENDER OFFER STATEMENT, AN OFFER TO PURCHASE AND RELATED MATERIALS. HOLLYWOOD SHAREHOLDERS SHOULD READ THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND ANY RELATED MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY OFFER. HOLLYWOOD SHAREHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO ANY TENDER OFFER, IF APPLICABLE, FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM BLOCKBUSTER INC. AT WWW.BLOCKBUSTER.COM.

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HOLLYWOOD SHAREHOLDERS ARE URGED TO READ ANY PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. BLOCKBUSTER AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED TRANSACTION BETWEEN HOLLYWOOD AND BLOCKBUSTER. HOLLYWOOD SHAREHOLDERS WILL BE ABLE TO OBTAIN A COPY OF ANY PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE PARTIES (INCLUDING INFORMATION REGARDING THE PARTICIPANTS IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE), FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM BLOCKBUSTER AT WWW.BLOCKBUSTER.COM.

This news release contains forward-looking statements relating to Blockbuster’s interest in acquiring Hollywood Entertainment Corporation including its intention to commence a cash tender offer for shares of Hollywood. Specific forward-looking statements relate to the anticipated terms of and matters relating to the tender offer and its financing, the anticipated impact of the transaction on Blockbuster’s financial results, the anticipated benefits to Blockbuster’s and Hollywood’s shareholders that could result from the transaction and matters related to Blockbuster’s operations including any reduction of capital expenditures on store openings and remodels, integration of any online offering with stores and further expansion of services. These forward-looking statements are based on Blockbuster’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Blockbuster’s control. Certain of the statements made in this release are contingent upon receipt of cooperation from Hollywood’s board of directors and the completion of the proposed acquisition discussed above. Blockbuster can give no assurance that the proposed acquisition, including the tender offer, will be completed. Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) Blockbuster’s and Hollywood’s ability to receive all necessary approvals, including any necessary governmental or regulatory approvals and the approval of the respective Board’s of Directors and stockholders, if applicable; (ii) Blockbuster’s ability to close the financing necessary for the tender offer; (iii) changes to Blockbuster’s strategy, business plan and pricing model, including its plans regarding use of capital and any related impact on Blockbuster’s offer price; (iv) consumer demand for Blockbuster’s planned product and service offerings; (v) the variability in consumer appeal of the movie titles and games software released from rental and sale; (vi) Blockbuster’s ability to respond to changing consumer preferences and to effectively adjust its product mix, service offerings and marketing and merchandising

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initiatives; (vii) Blockbuster’s ability to successfully integrate Hollywood’s operations with its own upon completion of the proposed acquisition; (viii) Blockbuster’s ability to timely implement and maintain the necessary information technology systems and infrastructure to support shifts in consumer preferences and any corresponding changes to Blockbuster’s operating model, including changes related to the proposed transaction; (ix) the extent and timing of Blockbuster’s continued investment of incremental operating expenses and capital expenditures to continue to develop and implement its initiatives; (x) vendor determinations relating to pricing and distribution of their product and Blockbuster’s ability to reach agreements with service, product and content providers on acceptable commercial terms; and (xi) other factors as described in filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Blockbuster’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and discussed under the heading “Disclosure Regarding Forward-Looking Information” in Blockbuster’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004.

As of the date of this press release, Blockbuster beneficially owns 1,000 shares of Hollywood common stock, in order to give Blockbuster certain stockholder rights under Oregon law.

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Karen Raskopf
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(214) 854-3190

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or
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